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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 1, 2000

                              AETHLON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                    33-44567-NY                13-3632859
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 (State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)               File Number)            Identification No,)



7825 Fay Avenue, Suite 200, La Jolla, California                     92037
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   (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including are code               (858) 456-5777
                                                                --------------


                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 2.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     1. On November 1, 2000, the Company was notified that Freed Maxick Sachs & Murphy, PC had merged with McGladrey & Pullen, LLP and that Freed Maxick Sachs & Murphy, PC would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor.

     2. The auditor's reports from Freed Maxick Sachs & Murphy, PC for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope, or accounting principles. However, the opinion was modified due to the risk of uncertainty relating to the Company's ability to continue as a going concern.

     3. The decision to change accountants resulted from the merger and was not recommended or approved by the board of directors or the audit committee of the board of directors.

     4. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Freed Maxick Sachs & Murphy, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     5. The Registrant has requested Freed Maxick Sachs & Murphy, PC to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Aethlon Medical, Inc.

                                         /s/ FRANKLYN S. BARRY
                                         ---------------------------------
                                         Franklyn S. Barry, Jr., President
Date: November 6, 2000


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                                  EXHIBIT INDEX


                                    EXHIBIT 1

     Letter from Freed Maxick Sachs & Murphy, PC to the Securities and Exchange Commission relating to statements included under Item 4 of the Aethlon Medical, Inc. Form 8-K.